Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 7, 2014 (this “Agreement”), by and among Mine Safety Appliances Company, a Pennsylvania corporation (“Old MSA”), MSA Safety Incorporated, a Pennsylvania corporation (“New MSA”), and Project Q Merger Sub Corp., a Pennsylvania corporation (“Merger Sub”). Old MSA and Merger Sub are hereinafter collectively referred to as the “Constituent Corporations.”

W I T N E S S E T H:

WHEREAS, the authorized capital stock of Old MSA consists of (a) 180,000,000 shares of common stock, no par value per share (“Old MSA Common Stock”), (b) 100,000 shares of 4 1⁄2% Cumulative Preferred Stock, $50 par value per share (“Old MSA 4 1⁄2% Cumulative Preferred Stock”) and (c) 1,000,000 shares of Second Cumulative Preferred Stock, $10 per share (“Old MSA Second Cumulative Preferred Stock”);

WHEREAS, the authorized capital stock of New MSA consists of (a) 180,000,000 shares of common stock, no par value per share (“New MSA Common Stock”), (b) 100,000 shares of 4 1⁄2% Cumulative Preferred Stock, $50 par value per share (“New MSA 4 1⁄2% Cumulative Preferred Stock”) and (c) 1,000,000 shares of Second Cumulative Preferred Stock, $10 per share (“New MSA Second Cumulative Preferred Stock”);

WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the New MSA Common Stock, New MSA 4 1⁄2% Cumulative Preferred Stock and New MSA Second Cumulative Preferred Stock are the same as those of the Old MSA Common Stock, Old MSA 4 1⁄2% Cumulative Preferred Stock and Old MSA Second Cumulative Preferred Stock, as applicable;

WHEREAS, the Articles of Incorporation and By-laws of New MSA immediately after the Effective Time (as defined below) will contain provisions identical to the Articles of Incorporation and By-laws of Old MSA immediately before the Effective Time (other than, as the case may be, with respect to the name of the company and matters excepted by Section 1924(b)(4)(ii)(D) of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”));

WHEREAS, the authorized capital stock of Merger sub consists of 1,000 shares of common stock, $0.01 par value per share (“Merger Sub Common Stock”);

WHEREAS, the Board of Directors of Old MSA, New MSA and Merger Sub have each determined that it is their respective best interests that Merger Sub merge with and into Old MSA, with Old MSA surviving the merger as the surviving corporation and New MSA shall be a “holding company” of Old MSA, as such term is defined in Section 1924(b)(4) of the PBCL;

WHEREAS, pursuant to authority granted by the Board of Directors of Old MSA, Old MSA will, prior to the Effective Time, contribute to the capital of New MSA all of the shares of Old MSA Common Stock and Old MSA 4 1⁄2% Cumulative Preferred Stock then held in treasury of Old MSA; and

WHEREAS, following the Merger, Old MSA will merge with and into Mine Safety Appliances Company, LLC, a Pennsylvania limited liability company (“MSA LLC”), with MSA LLC continuing as the surviving company of such merger (the “Subsequent Merger”);

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with Subchapter C of Chapter 19 of PBCL, Merger Sub shall merge with and into Old MSA at the Effective Time (as hereinafter defined). Following the Merger, the separate existence of Merger Sub shall cease, and Old MSA shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of Merger Sub in accordance with the PBCL.

1.2. Effective Time. The Merger shall become effective at the time specified in the articles of merger (the “Articles of Merger”) filed with the Secretary of State of the State of Pennsylvania (the “Effective Time”). Unless this Agreement has been terminated, the Constituent Corporations shall file the Articles of Merger at a mutually agreed upon time.

1.3. Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in the relevant provisions of the PBCL.

1.4. Articles of Incorporation, By-Laws and Management of the Surviving Corporation. (a) The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that Article First shall be amended to replace “Project Q Merger Sub” with “Mine Safety Appliances Company” until thereafter properly altered, amended or repealed as provided therein or by applicable law.

(b) The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter properly altered, amended or repealed as provided therein or by applicable law.

(c) The directors of Merger Sub immediately prior to the Effective Time shall be and constitute the directors of the Surviving Corporation until their resignation or removal as provided by the Surviving Corporation’s Articles of Incorporation or by applicable law.

(d) The officers of Merger Sub immediately prior to the Effective Time shall be and constitute the officers of the Surviving Corporation until their resignation or removal as provided by the Surviving Corporation’s Articles of Incorporation or by applicable law.

1.5. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of either of the Constituent Corporations or New MSA:

(a) each issued and outstanding share of New MSA owned by Old MSA will be cancelled without conversion or consideration of any kind;

(b) each issued and outstanding share or fraction of a share of Old MSA Common Stock (including those shares contributed by Old MSA to New MSA) will be converted into a share or equal fraction of a share of New MSA Common Stock, which shall have the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as a share (or fraction of a share) of Old MSA Common Stock immediately prior to the Effective Time;

(c) each issued and outstanding share or fraction of a share of Old MSA 4 1⁄2% Cumulative Preferred Stock (including those shares contributed by Old MSA to New MSA) will be converted into a share or equal fraction of a share of New MSA 4 1⁄2% Cumulative Preferred Stock, which shall have the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as a share (or fraction of a share) of Old MSA 4 1⁄2% Cumulative Preferred Stock immediately prior to the Effective Time;

(d) each issued and outstanding share or fraction of a share of Old MSA Second Cumulative Preferred Stock (including those shares contributed by Old MSA to New MSA) will be converted into a share or equal fraction of a share of New MSA Second Cumulative Preferred Stock, which shall have the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as a share (or fraction of a share) of Old MSA Second Cumulative Stock immediately prior to the Effective Time; and

(e) each issued and outstanding share of Merger Sub Common Stock will be converted into a share of common stock of the Surviving Corporation.

1.6. Certificates. At the Effective Time, each outstanding certificate that, immediately prior to the Effective Time, evidenced Old MSA Common Stock, Old MSA 4 1⁄2% Cumulative Preferred Stock or Old MSA Second Cumulative Preferred Stock, as the case may be, shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of New MSA Common Stock, New MSA 4 1⁄2% Cumulative Preferred Stock or New MSA Second Cumulative Preferred Stock, as the case may be, into which such shares of Old Common Stock, Old MSA 4 1⁄2% Cumulative Preferred Stock or Old MSA Second Cumulative Preferred Stock, as the case may be, were converted pursuant to Section 1.5 of this Agreement.

1.7. Adoption and Approval. This Agreement was adopted and approved by the Board of Directors of Old MSA on February 27, 2014, by written consent of the Board of Directors of New MSA dated March 7, 2014 and by written consent of the Board of Directors of Merger Sub March 7, 2014. Pursuant to Section 1924(b)(4) of the PBCL, this Agreement was not approved by the shareholders of Old MSA or Merger Sub.

1.8. Plan of Reorganization; Tax Treatment. This Agreement shall constitute a plan of reorganization of Old MSA and Merger Sub. The Merger and the Subsequent Merger, taken together, shall constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

1.9 Equity Plans. Effective as of the Effective Time, New MSA assumes each of the 2008 Management Equity Incentive Plan of Mine Safety Appliances Company, the 2008 Non-Employee Directors’ Equity Incentive Plan, the 1998 Management Share Incentive Plan of Mine Safety Appliances Company and the 1990 Non-Employee Directors’ Stock Option Plan and all awards thereunder.

ARTICLE II

TERMINATION

2.1. Termination. Notwithstanding the approval of this Agreement by Old MSA, New MSA and Merger Sub, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the written agreement of the parties hereto.

2.2. Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger by any of the parties hereto as provided in Section 2.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of either of the Constituent Corporations or their respective shareholders.

ARTICLE III

GENERAL PROVISIONS

3.1. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be ineffective only to the extent of such invalidity, illegality or incapability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

3.2. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned prior to the Effective Time by any party without the prior written consent of the other parties, but, if assigned with such consent, shall inure to the benefit of and be binding upon the successor or assign of the assigning party before the Effective Time and thereafter upon the Surviving Corporation.

3.3. Execution in Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings of the several articles and sections contained herein are for reference purposes only and shall not be a part of or affect in any way the meaning or interpretation of this Agreement.

3.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (as opposed to the conflicts of law provisions) of the Commonwealth of Pennsylvania.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective authorized agents, all as of the date first above written.

MINE SAFETY APPLIANCES COMPANY

By:	/s/ Stacy McMahan
	Name:	Stacy McMahan
	Title:	Senior Vice President, Chief Executive Officer and Treasurer

MSA SAFETY INCORPORATED

By:	/s/ Douglas K. McClaine
	Name:	Douglas K. McClaine
	Title:	Secretary

PROJECT Q MERGER SUB CORP.

By:	/s/ Douglas K. McClaine
	Name:	Douglas K. McClaine
	Title:	Secretary